UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2014

PLACER DEL MAR, LTD.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54118	72-1600437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4045 Sheridan Ave., Suite 433 Miami Beach, FL 33140
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(561) 543-8882

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 31, 2014, the holder (the “Majority Stockholder”) of 1,100,000 shares of the Company’s common stock (approximately 64%) approved the execution and filing of an Amended and Restated Articles of Incorporation to, among other things, change the name of the Company from Placer Del Mar, Ltd. to Urban Hydroponics, Inc. (the “Name Change”).

The Company has signed a non-binding letter of intent with Urban Cultivator Inc., a British Colombia corporation (“UC”), BC Northern Lights Enterprises Ltd., a British Colombia corporation (“BCNL”), and W3 Metal Inc., a British Colombia corporation (“W3,” and together with UC and BCNL, the “Target Companies”), regarding a possible business combination involving these three companies.  The Target Companies are private companies engaged in the business of manufacturing and selling commercial and residential hydroponic growing systems.  At this stage, no definitive terms have been agreed to, and none of the parties is currently bound to proceed with any transaction.  With the permission of the Target Companies, the Company has determined to change its name to Urban Hydroponics, Inc. to facilitate these discussions.

It is expected that the Company’s new name will be declared effective by FINRA, for OTC trading purposes, in early July 2014 and that the Company will file the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada shortly before that time.  The name change will be accompanied by a new trading symbol and the Company will announce that symbol once it is approved by FINRA.

In addition to the name change, the Amended and Restated Articles of Incorporation will increase the Company’s authorized capital stock from 50,000,000 shares of common stock to 300,000,000 shares of common stock and from no shares of undesignated, “blank check” preferred stock to 10,000,000 shares of such preferred stock (the “Share Increase”).  The par value of each of these classes of stock is $0.001 per share.

On May 31, 2014, our Majority Stockholder approved an amendment (the “2012 Plan Amendment”) to our 2012 Equity Incentive Plan (the “2012 Plan”).  Pursuant to the 2012 Plan Amendment, the number of shares of our common stock reserved for issuance under the 2012 Plan has been reduced to 380,000 from 7,000,000 shares.  This reduction was adopted in view of our planned 20 for 1 forward stock split in the form of a dividend (discussed below), which, taking into account the automatic adjustment provisions for stock dividends set forth in Section 14(a)(iii) of the 2012 Plan, will result in 7,600,000 shares of our common stock being available for grant under the 2012 Plan following effectiveness of the proposed forward stock split.

The Name Change, Share Increase and 2012 Plan Amendment were previously authorized by the Company’s Board of Directors on May 28, 2014, subject to stockholder approval.

Item 8.01.                      Other Events.

On May 28, 2014, the Board of Directors of the Company approved a 20-for-1 forward stock split on its common stock outstanding in the form of a dividend, with a Record Date of June 19, 2014.  FINRA has approved the forward split with a payment date of June 19, 2014 (the “Payment Date”), an ex-dividend date of June 20, 2104 (the “Ex-Dividend Date”) and a due bill date of June 24, 2014.

This stock split in the form of a dividend will entitle each common stock shareholder as of the Record Date to receive nineteen (19) additional shares of common stock for each one (1) share owned.  Additional shares issued as a result of the stock split will be distributed on the Payment Date.  Shareholders do not need to exchange existing stock certificates and will receive a new certificate reflecting the newly issued shares.

Shareholders who sell their common stock before the Ex-Dividend Date are selling away their right to the stock dividend. Such sale will include an obligation to deliver any shares acquired as a result of the dividend to the buyer of the shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares. The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the Ex-Dividend Date, the first business day after the stock dividend Payment Date.  As of the Ex-Dividend Date, the Company’s stock will trade on a post-split adjusted basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2014	By:	/s/ Frank Terzo
Name: Frank Terzo
Title: President